Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-115387) pertaining to the ADVO, Inc. 401(k) Savings Plan (Plan Number 004) of our report dated June 17, 2005, with respect to the financial statements and schedule of the ADVO, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Fiondella, Milone & LaSaracina LLP

Manchester, Connecticut

June 24, 2005